Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Gaming and Leisure Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(o) and (r)	(1)	(1)	$269,428,328	0.0000927	$24,976.01
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
N/A
Total Offering Amounts						$269,428,328		$24,976.01
Total Fees Previously Paid								—
Total Fee Offsets								$24,976.01
Net Fee Due								$0

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-266814 filed with the Securities and Exchange Commission on August 12, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	Gaming and Leisure Properties, Inc.	424(b)(5)	333-233213	August 14, 2019	—	$24,976.01 (1)(2)	Equity	Common Shares, par value $0.01 per share	—	$269,428,328	—
Fee Offset Sources	Gaming and Leisure Properties, Inc.	424(b)(5)	333-233213	—	August 14, 2021	—	—	—	—	—	$72,720(1)(2)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-266814.

(2)

The registrant previously registered $600,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), by means of a 424(b)(5) prospectus supplement, dated August 14, 2019 (the “2019 Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333- 233213), filed with the Securities and Exchange Commission on August 12, 2019. In connection with the filing of the 2019 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $72,720 (the “Original Fee”).

Pursuant to Rule 457(p) under the Securities Act, registration fees of $24,976.01 that have already been paid and remain unused with respect to shares of Common Stock that were previously registered pursuant to the 2019 Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder. As a result, the registrant is paying $0 herewith. This prospectus supplement relates to the same “at-the-market” offering as the 2019 Prospectus Supplement.